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                                                                   EXHIBIT 10.29


                              AMENDMENT TO MORTGAGE

       For valuable consideration, the sufficiency of which is hereby acknowledged, Ferrofluidics Corporation, a Massachusetts business corporation with a place of business at 40 Simon Street, Nashua, New Hampshire ("Mortgagor") hereby amends the Mortgage Deed, previously given by Mortgagor to Bank of New Hampshire, a bank chartered under the laws of the State of New Hampshire, with a place of business at 191 Main Street, Nashua, New Hampshire 03060, ("Mortgagee") which Mortgage is dated June 30,1994 and recorded in the Hillsborough County Registry of Deeds at Book 5551, Page 1011, ("Mortgage") for the purpose of increasing the amount secured by said Mortgage from $7,911,000 to $13,911,000. Accordingly, Mortgagor hereby amends the Mortgage as follows:

       Paragraph one of the Mortgage is hereby amended to read as follows:

              1. That Mortgagor in order to secure its payment in the amount of Thirteen Million Nine Hundred Eleven Thousand Dollars ($13,911,000.00) plus interest, together with all advances, readvances, extensions, charges, expenses, fees amendments and other charges as set forth in the Master Term Note from Mortgagor to Mortgagee ("Note") in the amounts of (i) Eight Million Five Hundred Thousand Dollars ($8,500,000.00) for a revolving line of credit of even date; and (ii) Five Million Four Hundred Eleven Thousand Dollars ($5,411,000.00), for a line of credit to fund Borrower's obligations under an agreement with Lender of even date ("Reimbursement Agreement"); and (ii) the Revolving Loan and Security Agreement of even date herewith ("Loan Agreement"), including the performance of all conditions, undertakings and obligations con rained therein, and in the Loan Agreement and in other instruments and documents executed in connection therewith the obligations described in paragraphs (i) through (iii), inclusive, shall be referred to collectively as the "Liabilities" (the Note, the Reimbursement Agreement, the Loan Agreement and all ancillary documents are referred to in the aggregate as the "Instruments"), and for other good and valuable consideration paid by Borrower to Mortgagee, hereby grants to Mortgagee, with Mortgage Covenants, certain property with all buildings and improvements thereon located in Nashua, Hillsborough County, New Hampshire, as more particularly described on Exhibit A hereto (the "Premises").

       In all other respects, the Mortgage shall remain in full force and effect in accordance with its original terms and priority and the and obligations of the Mortgagor shall remain enforceable in accordance therewith. Mortgagor acknowledges and agrees and represents to Mortgagee that there are no defenses, offsets, rights or other claims which Mortgagor or any other party can assert that would affect the obligations of Mortgagor or the rights of Mortgagor under the Mortgage.





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WITNESS:                                 BORROWER:
                                         FERROFLUIDICS CORPORATION

/S/ William B. Ford                      By: /s/ Stephen P. Morin
------------------------                    -----------------------------
                                            Name: Stephen P. Morin
                                            Title: Controller

STATE OF NEW HAMPSHIRE
COUNTY OF

       On this the 3rd day of December, 1996, before me, the undersigned officer, personally appeared Stephen P. Morin, who acknowledged himself to be the Controller of FERROFLUIDICS CORPORATION and that he, as such Controller, being authorized to do so, executed the foregoing First Amendment to Note and Loan Agreement for the purposes therein contained, by signing the name of the corporation by himself as Controller with the intention that it be effective as of the date first above written.





                                           /s/ Joan C. Deichler
                                           ------------------------------------
                                           Justice of the Peace/Notary Public
                                           My Commission Expires Sept. 8, 1999